Report of Independent Certified Public Accountants

To the Shareholders and Board of Directors of The World Funds, Incorporated Richmond, Virginia

     We have audited the accompanying statement of assets and liabilities of the Chase Mid-Cap Growth Fund (formerly, Newby Fund), a series of The World Funds, Inc., including the schedule of portfolio investments as of September 30, 2002, and the related statement of operations and the statement of changes in net assets and financial highlights for the period December 1, 2001 to September 30, 2002, and for the period January 1, 2001 (commencment of operations) to November 30, 2001. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of September 30, 2002 by correspondence with the custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Chase Mid-Cap Growth Fund as of September 30, 2002, the results of its operations, the changes in its net assets and the financial highlights for the period December 1, 2001 to September 30, 2002 and, for the period January 1, 2001 to November 30, 2001, in conformity with accounting principles generally accepted in the United States of America.

TAIT, WELLER AND BAKER
Philadelphia, Pennsylvania
November 12, 2002